EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 29, 2008, accompanying the consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109”) included in the Annual Report of Allscripts Healthcare Solutions, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-37238, 333-90129, 333-104416, 333-107793, 333-59212, 333-135282 and 333-141600) and Form S-3 (Nos. 333-119351, 333-52470, and 333-129816) of Allscripts Healthcare Solutions, Inc. and Subsidiaries of our reports dated February 29, 2008 relating to the financial statements and effective operation of internal control over financial reporting which appears in the Form 10-K.

/s/ GRANT THORNTON LLP

Chicago, Illinois

February 29, 2008